UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 22, 2017
ALIMERA SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34703	20-0028718
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6120 Windward Parkway Suite 290 Alpharetta, Georgia		30005
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (678) 990-5740

Not Applicable
(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the 2017 annual meeting of stockholders of Alimera Sciences, Inc. (the “Company”) held on June 22, 2017 (the “Annual Meeting”), the following proposals were submitted to the stockholders of the Company:

Proposal 1:	The election of three directors to serve as Class I directors for a term of three years until the 2020 annual meeting of stockholders.

Proposal 2:	The ratification of the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.

Proposal 3:	The approval on an advisory, non-binding basis of the compensation of the Company’s named executive officers.

Proposal 4:	The advisory, non-binding vote on the frequency of stockholder advisory, non-binding votes on the compensation of our named executive officers.

For more information about the foregoing proposals, see the Company’s definitive proxy statement on Schedule 14A (Amendment No. 1) filed with the Securities and Exchange Commission on May 3, 2017 (the “Proxy Statement”). Of the 64,862,904 shares of the Company’s common stock, including 8,135,593 shares of common stock underlying the Company’s outstanding Series A Preferred Stock (based on a deemed conversion price of $2.95 per share), entitled to vote at the Annual Meeting, 51,167,771 shares, or approximately 78.89%, were represented at the meeting in person or by proxy, constituting a quorum. The number of votes cast for, against or withheld, as well as abstentions and broker non-votes, if applicable, in respect of each such matter is set forth below:

Proposal 1:	Election of Directors.

The Company’s stockholders elected the following three directors to serve as Class I directors until the 2020 annual meeting of stockholders. The votes regarding the election of directors were as follows:

Director	Votes For	Votes Withheld	Broker Non-Votes
James R. Largent	33,603,751	487,037	17,076,983
C. Daniel Myers	33,296,651	794,137	17,076,983
Calvin W. Roberts, M.D.	33,605,751	485,037	17,076,983

Proposal 2:	Ratification of Selection of Grant Thornton LLP.

The Company’s stockholders ratified the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017. The votes regarding this proposal were as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
50,221,866	738,940	206,965	0

Proposal 3:	Compensation of Named Executive Officers.

The Company’s stockholders approved on an advisory, non-binding basis the compensation paid to the Company’s named executive officers, as disclosed in the Proxy Statement. The votes regarding this proposal were as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
32,590,385	1,277,338	223,065	17,076,983

Proposal 4:	The Frequency of a Vote on Executive Compensation.

The Company’s stockholders approved on advisory, non-binding basis the option of every 1 year for the frequency of holding an advisory, non-binding vote on executive compensation. The votes regarding this proposal were as follows:

Votes for 1 Year	Votes for 2 Years	Votes for 3 Years	Votes Abstaining	Broker Non-Votes
33,038,435	414,327	412,044	225,982	17,076,983

In accordance with the recommendation of the Company’s Board of Directors as set forth in the Proxy Statement, and based on the voting results for this Proposal 4, the Company’s Board of Directors determined that an advisory vote to approve the compensation of the Company’s named executive officers will be conducted on an annual basis. The Company’s Board of Directors will reevaluate this determination after the next stockholder advisory vote on this matter is held.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALIMERA SCIENCES, INC.

Dated: June 23, 2017	By:	/s/ RICHARD S. EISWIRTH, JR.
	Name:	Richard S. Eiswirth, Jr.
	Title:	President and Chief Financial Officer